KIRKLAND’S STRENGTHENS MANAGEMENT TEAM;
NAMES STEVE WOODWARD AS CHIEF EXECUTIVE OFFICER AND PROMOTES MIKE CAIRNES TO PRESIDENT AND CHIEF OPERATING OFFICER

NASHVILLE, Tenn. (September 24, 2018) — Kirkland’s, Inc. (NASDAQ: KIRK) today announced a major step in enhancing its senior management team with the addition of Steve “Woody” Woodward as Chief Executive Officer. Mr. Woodward, who is currently President and Chief Merchant of Crate and Barrel, will join the Kirkland’s team and the Board of Directors effective as of October 22, 2018. The Company’s Acting CEO, Mike Cairnes, will be promoted from his previous position of Executive Vice President to President in addition to resuming his previous role as Chief Operating Officer.
Mr. Woodward brings significant experience in developing and managing the growth of consumer brands. Since joining Crate and Barrel in 2015, he has been responsible for all aspects of merchandising, including sourcing, product design and assortment selection for the global omni-channel home furnishings retailer. Prior to that time, Mr. Woodward was Senior Vice President of Licensed Watches and Jewelry for Fossil, where he was head of the Michael Kors watch and jewelry business. He has also served as Executive Vice President and General Merchandise Manager of The Bombay Company, CEO of Illuminations and Vice President of Pier 1 Imports.
Wilson Orr, Kirkland’s Chairman of the Board, noted, “Woody is a world-class merchant who has been instrumental in the success of iconic brands and retailers in the home furnishings and fashion industries. His skillset, proven record as a merchant leader and plan for realizing the true potential of our company will complement Mike Cairnes’ abilities as a highly effective leader and operator. We have a deep, experienced team at Kirkland’s, and this new leadership will help us build on recent momentum in the stores as well as investments in supply chain and buy-online-and-pick-up-in-store that can support profitable long-term growth.”
Mr. Woodward added, “I am thrilled to lead Kirkland’s at such an exciting time in its growth. My 40 years of merchant and leadership experience in specialty home, supported by the important strides in recent months by Mike and the team, will enable us to move quickly. Our goal is to deliver excellent, relevant and affordable assortments – both at retail and online – that stimulate and excite our shoppers. It is my honor to lead Kirkland’s, and I look forward to working with our dedicated associates as we evolve the business to best serve home furnishings shoppers.”
“Woody and I are closely aligned on continuing the key strategic initiatives that build both the foundational and future success of Kirkland’s,” said Mr. Cairnes. “I am looking forward to partnering with him to fully develop the Kirkland’s brand and realize the potential for sales growth and margin improvement.”
About Kirkland’s, Inc.
Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 431 stores in 37 states as well as an e-commerce enabled website, www.kirklands.com.  The Company’s stores present a broad selection of distinctive merchandise, including holiday décor, framed art, furniture, ornamental wall décor, fragrance and accessories, mirrors, lamps, decorative accessories, textiles, housewares, gifts, artificial floral products, frames, clocks and outdoor living items.  The Company’s stores offer an extensive assortment of holiday merchandise during seasonal periods as well as items carried throughout the year suitable for gift-giving.  More information can be found at www.kirklands.com.

Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, fluctuations in cost and availability of products, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 3, 2018 and subsequent reports. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.